LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             MEMBERWORKS CANADA LLC

                     (A Delaware Limited Liability Company)






                           Dated as of April 30, 1999

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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                             MEMBERWORKS CANADA LLC

                     (A Delaware Limited Liability Company)

     This Limited Liability Company Operating Agreement (this "Agreement") of MemberWorks Canada LLC (the "Company"), dated as of April 30, 1999, is adopted and agreed to by MemberWorks Incorporated, a Delaware corporation, as the sole member of the Company (the "Member") as the limited liability operating agreement of the Company in accordance with the provisions of the Delaware Limited Liability Company Act (the "Act").

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1. Definitions. The following terms used in this Agreement shall have the following meanings:

     "Act" has the meaning set forth in the introductory paragraph.

     "Agreement" has the meaning set forth in the introductory paragraph.

     "Code" shall mean the Internal Revenue Code of 1986,.as amended from time to time.

     "Company" has the meaning set forth in the introductory paragraph.

     "Liquidating Agent" has the meaning set forth in Section 8.2 of this Agreement.

     "Member" shall mean MemberWorks Incorporated, as well as any other person or entity hereafter admitted as a member of the Company in accordance with
Article VII of this Agreement.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS
                             ----------------------

     2.1. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Articles of Organization with the Secretary of State of the State of Delaware. The Member hereby adopts, confirms and ratifies the Articles of Organization and all acts taken in connection therewith.

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     2.2. Name. The name of the Company is "MemberWorks Canada LLC" The Member may change the name of the Company or adopt such trade or fictitious names as he may determine. The Member shall file, or shall cause to be filed, any trade or fictitious name certificates and similar filings, and amendments thereto, that the Member considers appropriate or advisable.

     2.3. Term. The term of the Company shall commence on the date hereof and shall continue in perpetuity or until terminated in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until the filing of the Articles of Dissolution as provided in Section
8.5 of this Agreement and the Act.

     2.4. Purpose. The purpose of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, advisable, convenient and/or incidental thereto.

     2.5. Registered Office/Agent. The registered office of the Company in the State of Delaware is located at 15 East North Street, Dover, Delaware. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is United Corporate Services, 15 East North Street, Dover, Delaware The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Member.

     2.6. Principal Office. The principal office of the Company shall be located in Stamford, Connecticut. The Company may, upon compliance with the applicable provisions of the Act, change the location of its principal office from time to time in the discretion of the Member.

                                  ARTICLE III

                        RIGHTS AND DUTIES OF THE MEMBER
                        -------------------------------

     3.1. Management of the Business of the Company.

          3.1.1 The business and affairs of the Company shall be conducted and managed solely by the Member.

          3.1.2 The Member shall have full power and authority to execute, on behalf of the Company, any and all documents necessary or desirable in connection with the business of the Company, including, without limitation, (a) contracts and commitments of every kind and nature, (b) checks or other instruments for the payment of Company funds and (c) notes, mortgages or other evidences of indebtedness of the Company.

          3.1.3 Third parties may rely upon a certificate of the Member as to the due authorization of any act performed or any instrument executed on behalf of the Company.

          3.1.4 The Member may engage agents, officers, employees or independent contractors to act on behalf of the Company and may delegate authority to such persons.

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     3.2. Exculpation and Indemnification. Neither the Member nor any officer or authorized agent of the Company (each an "Indemnified Person" and collectively the "Indemnified Persons") shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that such Indemnified Person shall be liable to the extent of any such loss, damage or claim incurred solely by reason of the willful misfeasance or bad faith of such Indemnified Person. In the event that an Indemnified Person becomes involved, in any capacity, in any threatened, pending or completed action, suit proceeding or investigation in connection with any matter arising out of or relating to the business or affairs of the Company, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation as provided in the exception contained in the next sentence. To the fullest extent permitted by law, the Company also shall indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses (including without limitation attorney fees and expenses) and disbursements of any kind or nature whatsoever (collectively "Costs") to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the business or affairs of the Company, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person. If for any reason (other than the willful misfeasance or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to an Indemnified Person, or insufficient to hold him or her harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be limited to the assets of the Company, and Member shall not have any personal liability on account thereof. The foregoing provisions shall survive any termination of this Agreement.

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                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS
                             ---------------------

     4.1. Capital Contributions. The Member shall make an initial capital contribution to the Company as set forth on Schedule I to this Agreement. The Member may, but shall not be required to, make further capital contributions from time to time as it may determine.

                                   ARTICLE V

                              COMPANY ALLOCATIONS
                              -------------------

     5.1. Adjustments to Capital Accounts. A capital account shall be maintained for the Member, and shall initially be credited with the value of the initial capital contribution made by the Member as set forth on Schedule I of this Agreement. The capital account of the Member shall be adjusted from time to time by crediting to such account all (i) additional capital contributions by the Member, and (ii) profit (including income exempt from taxation), all as hereinafter allocated to such Member, and shall be debited with (a) distributions made to the Member, (b) loss, and (c) expenditures described in
Section 705(a)(2)(B) of the Code, all as allocated to the Member.

     5.2. Allocations and Distributions. All profit or loss and each item comprising the same shall be allocated to the Member. The Company shall make distributions of available cash to the Member from time to time as the Member may determine after maintaining such reserves, as the Member deems appropriate.

                                   ARTICLE VI

                             ACCOUNTING PROVISIONS
                             ---------------------

     6.1. Fiscal Year. The fiscal year of the Company shall end on the last day of December of each year.

     6.2. Books and Accounts. Complete and accurate books and accounts shall be maintained for the Company at the principal place of business of the Company.

     6.3. Tax Reporting. The Member shall cause the results of operations of the Company to be included on the Federal, state and local income tax returns of the Member, as though all assets of the Company were owned, and all such results of operations were realized, directly by the Member and not by the Company, to the extent such reporting is permitted by applicable law. To the extent such reporting is not permitted, the Member shall cause to be prepared and shall file any Federal, state and local tax returns required to be filed by the Company.

     6.4. Tax Status.

          6.4.1 The Company shall take appropriate steps to cause the Company to be disregarded as an entity separate from the Member for purposes of Federal, state and local taxation while

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continuing to be respected as an entity separate from the Member for all purposes of Federal, state and local law other than taxation.

          6.4.2 Consistent with Section 6.4.1, any election made by the Member for tax purposes in connection with the Member's tax returns, which include the results of operations of the Company, or its assets shall be deemed made by, and shall bind, the Company to the extent applicable to the Company's assets or results of operations.

                                  ARTICLE VII

                  ADMISSION OF MEMBERS; ASSIGNMENT BY MEMBER;
                  -------------------------------------------
                              WITHDRAWAL OF MEMBER
                              --------------------

     7.1. Admission; Withdrawal. The Member may transfer, assign or otherwise dispose of all or any portion of his interest in the Company and admit new members to the Company on such terms as he may determine.

                                  ARTICLE VIII

                   DISSOLUTION AND LIQUIDATION OF THE COMPANY
                   ------------------------------------------

     8.1. Events of Dissolution.

          8.1.1 The Company shall be dissolved upon the earlier of any of the following events:

                (a) The determination of the Member; or

                (b) As required by the Act.

     8.2. General. Upon the dissolution of the Company, the Company shall be dissolved and liquidated in accordance with this Article VIII. The dissolution and liquidation shall be conducted and supervised by the Member or the Member's successor-in-interest (the Member or such other person, as the case may be, being herein called the "Liquidating Agent"). The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company, in connection with the liquidation and dissolution of the Company, which the Member had with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the dissolution and liquidation of the Company and the transfer of any property of the Company.

     8.3. Priority on Liquidation. The Liquidating Agent shall, to the extent feasible, liquidate the assets of the Company as promptly as practicable. The proceeds of such liquidation shall be applied in the following order of priority:

                (a) First, to the payment of matured debts and liabilities of the Company and the costs and expenses of the dissolution and liquidation;

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                (b) Second, to the setting up of any reserves which the
Liquidating Agent may deem reasonably necessary for any contingent or unforeseen liabilities of the Company; and

                (c) Third, to the Member or his successor-in-interest.

     8.4. Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant upon a liquidation.

     8.5. Statements on Liquidation. The Liquidating Agent shall cause to be prepared a statement, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. The Member's share of the Company's net assets shall be one hundred percent (100%). Upon compliance with the foregoing distribution plan, the Liquidating Agent shall execute, acknowledge and cause to be filed Articles of Dissolution of the Company in accordance with the Act.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     9.1. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law thereof.

     9.2. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

     9.3. Amendment. Any amendment of, or supplement to or other modification of this Agreement must be in a written instrument executed by the Member and the Company.

     9.4. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid.

     9.5. Severability; Binding Effect. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms and provisions of this Agreement in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     9.6. Effective Date. This Agreement shall be effective as of the date first above written.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                COMPANY:


                                MEMBERWORKS CANADA LLC

                                By: MEMBERWORKS INCORPORATED
                                Its Sole Member


                                By: /s/ James B. Duffy
                                   ------------------------------------------
                                Name:   James B. Duffy
                                Title:  Executive Vice President,
                                        Chief Financial Officer and Secretary

                                MEMBER:


                                MEMBERWORKS INCORPORATED


                                By: /s/ James B. Duffy
                                   ------------------------------------------
                                Name:   James B. Duffy
                                Title:  Executive Vice President,
                                        Chief Financial Officer and Secretary


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SCHEDULE I

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Name                            Initial Capital Contribution
----                            ----------------------------
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